                                                                   EXHIBIT 10.36



                            AMENDED AND RESTATED
                              CREDIT AGREEMENT
                                    among
                                 IPC, INC.,
                                as Borrower,
                         IVEX PACKAGING CORPORATION,
                                   and the
                     DOMESTIC SUBSIDIARIES OF IPC, INC.,
                               as Guarantors,
                       THE LENDERS IDENTIFIED HEREIN,
                                     AND
                              NATIONSBANK, N.A.
                                  as Agent
                         DATED AS OF MARCH __, 1997

                              TABLE OF CONTENTS
                              -----------------


                                  SECTION 1

                      DEFINITIONS AND ACCOUNTING TERMS

1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .    1


1.2     Computation of Time Periods  . . . . . . . . . . . . . . . . .   22
1.3     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . .   22

                                  SECTION 2

                              CREDIT FACILITIES

2.1     Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . .   22
2.2     Revolving Letter of Credit Subfacility.  . . . . . . . . . . .   25
2.3     Term Loans.  . . . . . . . . . . . . . . . . . . . . . . . . .   28
2.4     Stand Alone Letter of Credit Facility  . . . . . . . . . . . .   29
2.5     Indemnification of Issuing Lenders . . . . . . . . . . . . . .   32
2.6     Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                  SECTION 3

                                  PAYMENTS

3.1     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
3.2     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . .   34
3.3     Payment in full at Maturity  . . . . . . . . . . . . . . . . .   35
3.4     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
3.5     Place and Manner of Payments . . . . . . . . . . . . . . . . .   37
3.6     Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . .   37
3.7     Allocation of Payments After Event of Default  . . . . . . . .   38
3.8     Sharing of Payments  . . . . . . . . . . . . . . . . . . . . .   39
3.9     Computations of Interest and Fees  . . . . . . . . . . . . . .   40

                                  SECTION 4

                         YIELD PROTECTION PROVISIONS

4.1     Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . .   40
4.2     Inability To Determine Interest Rate . . . . . . . . . . . . .   41
4.3     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . .   41
4.4     Requirements of Law  . . . . . . . . . . . . . . . . . . . . .   41
4.5     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
4.6     Compensation . . . . . . . . . . . . . . . . . . . . . . . . .   45

                                  SECTION 5

                                  GUARANTY

5.1     Guaranty of Payment  . . . . . . . . . . . . . . . . . . . . .   45

5.2     Obligations Unconditional  . . . . . . . . . . . . . . . . . .   45
5.3     Modifications  . . . . . . . . . . . . . . . . . . . . . . . .   46
5.4     Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . .   46
5.5     Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . .   47
5.6     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
5.7     Limitation of Guaranty . . . . . . . . . . . . . . . . . . . .   47

                                  SECTION 6

                             CONDITIONS PRECEDENT

6.1     Closing Conditions . . . . . . . . . . . . . . . . . . . . . .   48
6.2     Conditions to All Extensions of Credit . . . . . . . . . . . .   54

                                  SECTION 7

                        REPRESENTATIONS AND WARRANTIES

7.1     Organization and Good Standing . . . . . . . . . . . . . . . .   54
7.2     Due Authorization  . . . . . . . . . . . . . . . . . . . . . .   55
7.3     No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . .   55
7.4     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
7.5     Enforceable Obligations  . . . . . . . . . . . . . . . . . . .   55
7.6     Financial Condition  . . . . . . . . . . . . . . . . . . . . .   55
7.7     No Default . . . . . . . . . . . . . . . . . . . . . . . . . .   55
7.8     Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . .   55
7.9     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   56
7.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .   56
7.11    Material Agreements  . . . . . . . . . . . . . . . . . . . . .   56
7.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
7.13    Compliance with Law  . . . . . . . . . . . . . . . . . . . . .   56
7.14    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
7.15    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .   57
7.16    Use of Proceeds; Margin Stock  . . . . . . . . . . . . . . . .   57
7.17    Government Regulation  . . . . . . . . . . . . . . . . . . . .   58
7.18    Environmental Matters  . . . . . . . . . . . . . . . . . . . .   58
7.19    Intellectual Property  . . . . . . . . . . . . . . . . . . . .   59
7.20    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
7.21    Investments  . . . . . . . . . . . . . . . . . . . . . . . . .   59
7.22    No Financing of Corporate Takeovers  . . . . . . . . . . . . .   60
7.23    Location of Collateral . . . . . . . . . . . . . . . . . . . .   60

                                  SECTION 8

                            AFFIRMATIVE COVENANTS

8.1     Information Covenants. . . . . . . . . . . . . . . . . . . . .   60
8.2     Preservation of Existence and Franchises . . . . . . . . . . .   64
8.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . .   64
8.4     Compliance with Law  . . . . . . . . . . . . . . . . . . . . .   64
8.5     Payment of Taxes and Other Indebtedness  . . . . . . . . . . .   64
8.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .   64

8.7     Maintenance of Property  . . . . . . . . . . . . . . . . . . .   65
8.8     Performance of Obligations . . . . . . . . . . . . . . . . . .   65
8.9     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .   65
8.10    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .   65
8.11    Audits/Inspections . . . . . . . . . . . . . . . . . . . . . .   66
8.12    Financial Covenants  . . . . . . . . . . . . . . . . . . . . .   66
8.13    Additional Credit Parties  . . . . . . . . . . . . . . . . . .   67
8.14    Interest Rate Protection Agreements  . . . . . . . . . . . . .   67

                                  SECTION 9

                              NEGATIVE COVENANTS

9.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   67
9.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
9.3     Nature of Business . . . . . . . . . . . . . . . . . . . . . .   69
9.4     Consolidation and Merger . . . . . . . . . . . . . . . . . . .   69
9.5     Sale or Lease of Assets  . . . . . . . . . . . . . . . . . . .   69
9.6     Advances, Investments and Loans  . . . . . . . . . . . . . . .   70
9.7     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . .   70
9.8     Transactions with Affiliates . . . . . . . . . . . . . . . . .   70
9.9     Ownership of the Borrower  . . . . . . . . . . . . . . . . . .   70
9.10    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . .   70
9.11    Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . .   70
9.12    Assets of Holdings . . . . . . . . . . . . . . . . . . . . . .   71
9.13    Sale Leasebacks  . . . . . . . . . . . . . . . . . . . . . . .   71
9.14    Negative Pledges . . . . . . . . . . . . . . . . . . . . . . .   71
9.15    Limitation on Foreign Operations . . . . . . . . . . . . . . .   71

                                  SECTION 10

                              EVENTS OF DEFAULT

10.1    Events of Default  . . . . . . . . . . . . . . . . . . . . . .   71
10.2    Acceleration; Remedies . . . . . . . . . . . . . . . . . . . .   74

                                  SECTION 11

                              AGENCY PROVISIONS

11.1    Appointment  . . . . . . . . . . . . . . . . . . . . . . . . .   75
11.2    Delegation of Duties . . . . . . . . . . . . . . . . . . . . .   75
11.3    Exculpatory Provisions . . . . . . . . . . . . . . . . . . . .   76
11.4    Reliance on Communications . . . . . . . . . . . . . . . . . .   76
11.5    Notice of Default  . . . . . . . . . . . . . . . . . . . . . .   77
11.6    Non-Reliance on Agent and Other Lenders  . . . . . . . . . . .   77
11.7    Indemnification  . . . . . . . . . . . . . . . . . . . . . . .   77
11.8    Agent in Its Individual Capacity . . . . . . . . . . . . . . .   78
11.9    Successor Agent  . . . . . . . . . . . . . . . . . . . . . . .   78

                                  SECTION 12

                                MISCELLANEOUS

12.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
12.2    Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . .   79
12.3    Benefit of Agreement . . . . . . . . . . . . . . . . . . . . .   79
12.4    No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . .   81
12.5    Payment of Expenses; Indemnification . . . . . . . . . . . . .   81
12.6    Amendments, Waivers and Consents . . . . . . . . . . . . . . .   82
12.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   82
12.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
12.9    Defaulting Lender  . . . . . . . . . . . . . . . . . . . . . .   82
12.10   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
12.11   Governing Law; Venue . . . . . . . . . . . . . . . . . . . . .   83
12.12   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . .   83
12.13   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
12.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . .   83
12.15   Binding Effect; Termination of Original Credit Agreement;
        Release of Foreign Subsidiary Guarantors and Collateral  . . .   83
12.16   Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

SCHEDULES

Schedule 1.1(a)           Commitment Percentages
Schedule 2.2              Existing Revolving Letters of Credit
Schedule 2.4              Existing Stand Alone Letters of Credit
Schedule 7.9              Indebtedness
Schedule 7.10             Litigation
Schedule 7.15             Subsidiaries
Schedule 7.18             Environmental Matters
Schedule 7.19(a)          Intellectual Property
Schedule 7.19(b)          Intellectual Property Claims
Schedule 7.23(a)          Real Property Collateral
Schedule 7.23(b)          Personal Property Collateral
Schedule 7.23(c)          Chief Executive Offices
Schedule 8.6              Insurance
Schedule 9.2              Liens
Schedule 9.6              Investments
Schedule 9.8              Affiliate Transactions
Schedule 12.1             Notices



EXHIBITS

Exhibit 2.1               Form of Notice of Borrowing/Continuation/Conversion
Exhibit 2.6(a)            Form of Revolving Loan Note
Exhibit 2.6(b)            Form of Tranche A Term Loan Note
Exhibit 8.1(d)            Form of Officer's Certificate
Exhibit 8.13              Form of Joinder Agreement
Exhibit 12.3              Form of Assignment Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT



         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of March __, 1997 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS


         WHEREAS, the Borrower, Holdings, the Subsidiaries of the Borrower, the Lenders party thereto and NationsBank, N.A., as Agent are currently parties to that certain Credit Agreement, dated as of December 7, 1995 (the "Original Credit Agreement");

         WHEREAS, the Borrower and the Guarantors have requested that the Lenders provide an amended and restated $205,000,000 credit facility to the Borrower; and

         WHEREAS, the Lenders have agreed to make the requested amended and restated credit facility available to the Borrower on the terms and conditions hereinafter set forth and securing such obligations as set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION I.

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular.

                 "Acadia" means Acadia Partners, L.P., a Delaware limited partnership.

                 "Additional Credit Party" means each Person that becomes a Guarantor after the Effective Date, as provided in Section 8.13 hereof.

                 "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

                 "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                 "Agent" means NationsBank, N.A. and any successors and assigns in such capacity.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (ii) to direct or cause direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Applicable Percentage" means for Eurodollar Loans, Base Rate Loans, and the Letter of Credit Fee, the appropriate applicable percentages per annum corresponding to the Debt Coverage Ratio in effect as of the most recent Calculation Date as shown below:


                                                           Applicable            Applicable
                                   Debt                  Percentage For        Percentage For          Letter Of
       Pricing                   Coverage                  Eurodollar             Base Rate              Credit
        Level                      Ratio                      Loans                 Loans                 Fee
       -------                   --------                  ----------            ----------            ---------
           I                    > = 4.75 to 1.0                2.5%                 1.50%                2.375%

          II                  < 4.75 to 1.0 but               2.25%                 1.25%                2.125%
                                > = 4.5 to 1.0

         III                  < 4.5 to 1.0 but                2.00%                 1.00%                1.875%
                                > = 4.0 to 1.0

          IV                  < 4.0 to 1.0 but                1.75%                 0.75%                1.625%
                                > = 3.5 to 1.0

          V                   < 3.5 to 1.0 but                1.50%                 0.50%                1.375%
                                > = 3.0 to 1.0

          VI                  < 3.0 to 1.0 but                1.25%                 0.25%                1.125%
                                > = 2.5 to 1.0

         VII                      < 2.5 to 1.0                1.00%                 0.00%                0.875%


                 The initial Applicable Percentage for Base Rate Loans, Eurodollar Loans and the Letter of Credit Fee shall be based on
         Pricing Level __ and shall remain at Pricing Level __ until the first Calculation Date (as defined below) occurring after the Effective
         Date. Thereafter, the Applicable Percentage for Revolving Loans, Tranche A Term Loans and the Letter of Credit Fee shall, in each case, be determined and adjusted quarterly on the date five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 8.1(d) hereof (each a "Calculation Date"). Such Applicable
         Percentage shall be effective from such Calculation Date until the next
         such   Calculation Date.  Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                 "Asset Disposition" means the disposition of any or all of the assets of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise, other than transfers of assets permitted by Section 9.5 hereof.

                 "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States

         Code, as amended, modified, succeeded or replaced from time to time.

                 "Base Rate" means, for any day, a simple rate per annum equal to the greater of (a) the Prime Rate for such day or (b) the sum of 1/2% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means a Loan which bears interest based on the Adjusted Base Rate.

                 "Borrower" means IPC, Inc., a Delaware corporation.

                 "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                 "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries which in accordance with GAAP would be classified as capital expenditures, including, without limitation, capitalized leases.

                 "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions
         (a) through (d), and (f) demand deposit accounts and other deposits in the ordinary course.

                 "Change of Control" means any Person, other than Acadia, beneficially owning, directly or indirectly, stock of Holdings controlling 20% or more of the voting power with respect to Holdings; provided that a change of control shall not be deemed to occur upon
         (a) the acquisition by the current partners of Acadia (or their Affiliates) of shares of

         Holding's voting stock pursuant to a distribution made in connection with the winding-up of Acadia or (b) the acquisition of any voting stock of Holdings by any Person, the majority of the equity of which is owned by Persons (or their Affiliates) that in the aggregate currently control, or own a majority of the equity of, Acadia.

                 "Closing Date" means the date hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                 "Collateral Assignment of Leasehold Interests" has the meaning set forth in Section 6.1(d).

                 "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, UCC financing statements, other applicable security registrations and patent and trademark filings.

                 "Commitments" means the Revolving Committed Amount, the Tranche A Term Loan Committed Amount and the Stand Alone LOC Committed Amount.

                 "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which the Borrower or any of its Subsidiaries is a member.

                 "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Security Agreements, the Pledge Agreements, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                 "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

                 "Credit Party Obligations" means, without duplication, all of the obligations of the Borrower and the other Credit Parties to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party.

                 "Debt Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt to (b) EBITDA, as such ratio is calculated from time to time giving effect to the Interim Adjustments.

                 "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Lender" means, at any time, any Lender that, at such time (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                 "Domestic Subsidiaries" means all direct and indirect Subsidiaries of the Parent or the Borrower that are domiciled, incorporated or organized under the laws of any state of the United States or the District of Columbia (or has any material assets located in the United States). As of the Closing Date, the Domestic Subsidiaries are as set forth on Schedule 7.15.

                 "EBITDA" means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) cash Interest Expense for such period, (ii) total Federal, state or other income taxes for such period (iii) all depreciation, amortization and other non-cash charges for such period, (iv) all nonrecurring items (A) with respect to noncash charges in connection with the Borrower's option plans dated January 1, 1993, and (B) with respect to charges in connection with the Borrower's special incentive agreement dated January 1, 1993, (v) the net gain or loss on the sale or disposition of any real property, and (vi) all extraordinary gains or losses, all as determined in accordance with GAAP.

                 "Effective Date" means the date that all conditions precedent under Section 6.1 hereunder have been satisfied (or waived by the Lenders).

                 "Eligible Assignee" means any Lender or Affiliate or subsidiary of a Lender, and any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Borrower.

                 "Environmental Claim" means any written notice of investigation, violation, demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to natural resources, or the environment or to health or safety from the Release of any Hazardous Materials.

                 "Environmental Laws" means any current or future legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or
         (e) pollution (including any release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental

         Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous federal, state, provincial or local or any similar, implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                 "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                 "Eurodollar Loan" means a Loan which bears interest based on the Adjusted Eurodollar Rate.

                 "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                 Eurodollar Rate =              Interbank Offered Rate
                                           ------------------------------------
                                           1 - Eurodollar Reserve Percentage

                 "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Event of Default" has the meaning specified in Section 10.1 hereof.

                 "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) EBITDA minus (b) Capital Expenditures and Investments minus (c) cash Interest Expense minus (d) Federal, state and other income taxes actually paid minus (e) Principal Amortization Payments and principal payments under other Indebtedness minus (f) voluntary prepayments made with respect to the Term Loans minus (g) dividends paid to Holdings to redeem Holdings Debentures or as otherwise permitted by this Credit Agreement in accordance with the terms of this Credit Agreement minus (h) amounts paid to redeem Subordinated Notes in accordance with the terms of this Credit Agreement minus (i) increases in Working Capital plus
         (j) decreases in Working Capital.

                 "Existing Revolving Letters of Credit" means the Revolving Letters of Credit set forth on Schedule 2.2 attached hereto.

                 "Existing Stand Alone Letters of Credit" means the Stand Alone Letters of Credit set forth on Schedule 2.4 attached hereto.

                 "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

                 "Federal Funds Rate" means for any day the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the New York business day next succeeding such day; provided that (a) if such day is not a New York business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding New York business day and (b) if no such rate is so published on such next preceding New York business day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                 "Fee Letter" means that certain letter agreement, dated as of the Closing Date, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                 "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of
         (a) EBITDA minus Capital Expenditures to (b) the sum of, without duplication, (i) cash Interest Expense plus (ii) Federal, state and other income taxes paid in cash plus (iii) Scheduled Funded Debt Payments plus (iv) cash interest due on Holdings Debentures plus (v) dividends paid to Holdings (other than to redeem Holdings Debentures) as permitted by Section 9.7 hereof, as such ratio shall be calculated from time to time giving effect to the Interim Adjustments.

                 "Foreign Subsidiaries" means all Subsidiaries of the Borrower that are not Domestic Subsidiaries.

                 "Funded Debt" means, without duplication, the sum of (i) all Indebtedness of the

         Borrower and its Subsidiaries for borrowed money, excluding intercompany items, (ii) all purchase money Indebtedness of the Borrower and its Subsidiaries, (iii) the principal portion of all obligations of the Borrower and its Subsidiaries under capitalized leases, (iv) unreimbursed portions of letters of credit drawn for the account of the Borrower and its Subsidiaries, (v) all Guaranty Obligations of the Borrower and its Subsidiaries with respect to Funded Debt of another entity, (vi) all Funded Debt of another entity secured by a Lien on any property of the Borrower and its Subsidiaries but only to the extent of the value of such property, whether or not such Funded Debt has been assumed by the Borrower or any of its Subsidiaries, and (vii) all Funded Debt of any partnership or unincorporated joint venture where the Borrower or one of its Subsidiaries is a general partner therein but only to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture.

                 "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3 hereof.

                 "Governmental Authority" means any Federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                 "Guarantor" means Holdings, each of the Domestic Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement.

                 "Guaranty Obligations" means, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters or similar agreements or arrangements), (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                 "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                 "Holdings" means Ivex Packaging Corporation, a Delaware corporation.

                 "Holdings Debentures" means those certain 13 1/4% Senior Discount Debentures due 2005 issued by Ivex Packaging Corporation f/k/a Ivex Holdings Corporation as of March 8, 1993.

                 "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Guaranty Obligations of such Person, (vii) the principal portion of all obligations of such Person under (A) capital leases and (B) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (ix) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
         (x) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xi) all other obligations which would be shown as a liability on the balance sheet of such Person and
         (xii) the aggregate purchase price paid by third parties for the purchase of the accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture but only to the extent such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                 "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                 "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA to (b) cash Interest Expense, as such ratio is calculated from time to time giving effect to the Interim Adjustments.

                 "Interest Expense" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, all interest expense, including the interest component under capitalized leases and Receivables Transactions, as determined in accordance with GAAP.

                 "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each fiscal quarter of the Borrower and the Revolving Loan Maturity Date or the Tranche A Term Loan Maturity Date as applicable, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Revolving Loan Maturity Date or the Tranche A Term Loan Maturity Date, as applicable, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the last day of each fiscal quarter of the Borrower during such Interest Period. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

                 "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date or the Tranche A Term Loan Maturity Date, as applicable, and (c) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche A Term Loans comprised of Base Rate Loans together with the portion of Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                 "Intellectual Property" has the meaning set forth in Section
         7.19 hereof.

                 "Interim Adjustments" means that, subsequent to the addition of a New Company, the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and the Debt Coverage Ratio shall be calculated using the adjustments and assumptions set forth below:

                 EBITDA, Capital Expenditures, Interest Expense and Scheduled Funded Debt Payments for any New Company will be calculated commencing after the acquisition of such New Company as follows:

                 (a) for any partial fiscal quarter that occurs immediately subsequent to the addition of the New Company and for the first three full fiscal quarters subsequent to the addition of the New Company, EBITDA, Capital Expenditures Interest Expense and Scheduled Funded Debt Payments for the New Company, for the quarter ending on such date, shall be multiplied times a ratio equal to (i) 365 divided by (ii) the number of days elapsed since the date of the addition of the New Company until the last day of such quarter; and

                 (b) for the fourth full fiscal quarter subsequent to the addition of the New

         Company and each fiscal quarter end thereafter, EBITDA, Capital Expenditures, Interest Expense and Scheduled Funded Debt Payments for the New Company shall be the actual amounts for the four quarter period ending on such date.

                 "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such person.

                 "Issuing Lender" means (a) with respect to certain Existing Stand Alone Letters of Credit under the Stand Alone Letter of Credit Facility, Societe Generale, Southwest Agency and (b) with respect to certain Existing Stand Alone Letters of Credit, any new Stand Alone Letters of Credit, the Existing Revolving Letters of Credit, and any new Revolving Letters of Credit, NationsBank, N.A.

                 "Issuing Lender Fees" has the meaning set forth in Section 3.4(b) hereof.

                 "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 8.13 attached hereto.

                 "Leasehold Properties" has the meaning set forth in Section 6.1(d) hereof.

                 "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                 "Letter of Credit" means any standby or commercial letter of credit issued by an Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 or 2.4 hereof and shall refer to both Stand Alone Letters of Credit and Revolving Letters of Credit.

                 "Letter of Credit Fee" shall have the meaning assigned to such term in the definition of Applicable Percentage in Section 1 hereof.

                 "Letter of Credit Lenders" shall have the meaning set forth in
         Section 2.4 hereof.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                 "Loan" or "Loans" means the Revolving Loans and/or the Tranche A Term Loans (or a portion of any Revolving Loan or the Tranche A Term Loans), individually or collectively, as appropriate.

                 "LOC Obligations" means Stand Alone LOC Obligations and Revolving LOC Obligations.

                 "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                 "Material Adverse Effect" means a material adverse effect, after taking into account applicable insurance, if any, on (i) the operations, financial condition or business of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or a Guarantor to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (iii) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                 "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                 "Mortgage Documents" means the Mortgages, the Collateral Assignments of Leasehold Interests, the Mortgage Policies and such other documents and agreements executed or delivered in connection with the Real Properties.

                 "Mortgage Policies" has the meaning set forth in Section 6.1(d) hereof.

                 "Mortgages" has the meaning set forth in Section 6.1(d) hereof.

                 "Mortgaged Properties" has the meaning set forth in Section 6.1(d) hereof.

                 "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                 "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                 "Net Cash Proceeds" means the gross cash proceeds (including cash actually received by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from the sale, lease, conveyance, disposition or other transfer of assets, net of (i) transaction costs payable to third parties, and (ii) a good faith estimate of the taxes payable with respect to such proceeds (including, without duplication, withholding taxes).

                 "Net Income" means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Net Worth" means, as of any date, shareholders' equity or net worth of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "New Company" means a Person that is acquired by, and becomes a Subsidiary of, a Credit Party (or a Subsidiary that is established to purchase the assets of another Person) as long as, during the first four full fiscal quarters subsequent to the acquisition, it remains a separate Subsidiary of a Credit Party.

                 "Newton Property" means the property leased by the Borrower located in Newton, Massachusetts.

                 "Non-Excluded Taxes" has the meaning set forth in Section 4.5 hereof.

                 "Note" or "Notes" means the Revolving Loan Notes and/or the Tranche A Term Loan Notes, individually or collectively, as appropriate.

                 "Notice of Borrowing/Continuation/Conversion" means a request by the Borrower for a Revolving Loan (or any continuation or conversion thereof) or for all or a portion of the Term Loans to accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, in the form of Exhibit 2.1 attached hereto.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                 "Participation Interest" means, the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 and 2.4 hereof or in any Loans as provided in Section 3.8 hereof.

                 "Permitted Acquisition" means an acquisition of all or part of the assets or stock of another Person by the Borrower; provided that after giving effect to such acquisition (a) there is at least $15,000,000 of availability under the Revolving Committed Amount, (b) the ratio of (i) Senior Funded Debt to (ii) EBITDA, on a Pro Forma Basis, is less than 3.0 to 1.0, (c) the Borrower and its Subsidiaries are in compliance, on a Pro Forma Basis, with all of the covenants set forth in Section 8.12 hereof and (d) no Default or Event of Default exists and is continuing.

                 "Permitted Investments" means Investments which are (i) cash or Cash Equivalents, (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (iii) Investments in a Guarantor (other than Holdings), (iv) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses, (v) loans to directors, officers and employees to finance purchases (or tax obligations relating to such purchases) of Holding's capital stock not to exceed $5,000,000, in the aggregate, at any one time, (vi) Permitted Acquisitions, (vii) Investments in foreign joint ventures not to exceed $5,000,000, in the aggregate, at any one time, (viii) the purchase of restricted stock or options of Holdings or the Borrower from employees who voluntarily or involuntarily terminate their employment with the Borrower or any of its Subsidiaries, (ix) the redemption of Subordinated Debt as permitted by this Credit Agreement
         (x) the Investments set forth on Schedule 9.6 attached hereto and (xi) Investments in Foreign Subsidiaries, subsequent to the Closing Date, not to exceed $20,000,000 PLUS THE AMOUNT OF DIVIDENDS PAID BY
         FOREIGN SUBSIDIARIES TO A CREDIT PARTY, in the aggregate.

                 "Permitted Liens" means (i) Liens in favor of the Agent on behalf of the Lenders, (ii) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
         (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's carrier's, landlords' and other nonconsensual statutory Liens and other like Liens which are not delinquent for a period of more than sixty days or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (iv) pledges or deposits made to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (v)
         Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (vi) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (vii) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (viii) judgment Liens that would not constitute an Event of Default, (ix) Liens on receivables sold pursuant to a Receivables Transaction, (x) Liens in connection with Indebtedness allowed under Sections 9.1(g) and 9.1(l) hereof, (xi) Liens constituting intellectual property licenses entered into in the ordinary course of business, (xii) Liens on the property or assets of a corporation which becomes a Subsidiary of the Borrower or is merged with or into a Credit Party after the date hereof that secures Indebtedness permitted by Section 9.1(j) hereof; provided, that (A) such Liens existed at the time such corporation became a Subsidiary of the Borrower or was merged with or into a Credit Party and were not created in anticipation thereof, (B) such Liens do not extend to any property other than the actual property acquired in
         connection with such   acquisition and (C) at such time, no Default or
         Event of Default exists or shall result from such transaction ; (xiii) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution; and (xiv) Liens existing on the date hereof and identified on Schedule 9.2 hereto and any Liens granted in connection with any amendment, restatement, supplement, renewal, replacement, extension or refunding (or successive amendments, restatements, supplements, renewals, replacements, extensions or refundings) in whole or part of any such Liens or the Indebtedness permitted by Section 9.1(b) hereof; provided that the principal amount of Indebtedness secured by any such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to such amendment, restatement, supplement, renewal, replacement, extension or refunding.

                 "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                 "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                 "Pledge Agreement" means the Amended and Restated Pledge Agreement, executed and delivered by each of the applicable Credit Parties in favor of the Agent, for the benefit of the Lenders, to secure their obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

                 "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Agent. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

                 "Principal Amortization Payment" means a principal payment on the Tranche A Term Loans as set forth in Section 2.3(c) hereof.

                 "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                 "Pro Forma Basis" means, with respect to a Permitted Acquisition, that such Permitted Acquisition shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 8.1(b) hereof.

                 "Real Properties" means the Mortgaged Properties and the Leasehold Properties.

                 "Receivables Transaction" means a transaction in which a Credit Party sells or grants a security interest in its trade receivables, as approved by the Required Lenders in their sole discretion.

                 "Redemption Conditions" means, after giving effect to the redemption or other acquisition of any Subordinated Debt (a) such redemption or other acquisition is otherwise permitted under this Credit Agreement, (b) there remains at least $15,000,000 of availability under the Revolving Committed Amount, (c) the ratio of
         (i) Senior Funded Debt to (ii) EBITDA, on a pro forma basis, is less than 3.0 to 1.0, (d) the Borrower and its Subsidiaries, on a pro forma basis, are in compliance with all of the covenants set forth in
         Section 8.12 hereof, (e) no more than $25,000,000, in the aggregate, shall be used to redeem or acquire Holdings Debentures from the Closing Date to the date the Credit Party Obligations are satisfied in full, (f) no Default or Event of Default exists and is continuing and
         (g) the redemption price of Holdings Debentures and Subordinated Notes shall not exceed the percentage of accreted value or par value, as applicable, as set forth below:

                                             Maximum Percentage of
         Period                            Accreted Value/Par Value
         ------                            ------------------------

         From the Effective Date
         to December 14, 1997                      112.5%

         From December 15, 1997
         to December 14, 1998                      109.25%

         From December 15, 1998
         to December 14, 1999                      106.125%

         From December 15, 1999
         and thereafter                            103.00%

                 "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Reportable Event" means a "reportable event" as defined in
         Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

                 "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied times the Revolving Committed Amount plus, (ii) the Tranche A Term Loan Commitment Percentage of such Lender multiplied times the aggregate face amount of Tranche A Term Loans outstanding at such time, plus (iii) the Stand Alone LOC Commitment Percentage of such Lender multiplied times the face amount of Stand Alone LOC Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender, plus (ii) such Lender's interest in the face amount of the outstanding Letters of Credit.

                 "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                 "Revolving Committed Amount" means ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000), as such amount may be reduced from time to time in accordance with the terms hereof.

                 "Revolving Letter of Credit" means the Existing Revolving Letters of Credit and any Letter of Credit issued for the account of a Credit Party by an Issuing Lender pursuant to Section 2.2 hereof, as such Revolving Letters of Credit may be amended, modified, extended, renewed or replaced.

                 "Revolving Letter of Credit Subfacility" shall have the meaning set forth in Section 2.2 hereof.

                 "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(a) attached hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.3 hereof.

                 "Revolving Loan Lenders" shall have the meaning set forth in
         Section 2.1 hereof.

                 "Revolving Loan Maturity Date" means September 30, 2001.

                 "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1 hereof.

                 "Revolving Loan Unused Commitment" means, for any period, the amount by which (i) the then applicable aggregate Revolving Committed Amount exceeds (ii) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of Revolving LOC Obligations outstanding.

                 "Revolving LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Revolving Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Revolving Letters of Credit plus (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

                 "Revolving Note" or "Revolving Notes" means the amended and restated promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section
         2.1 hereof, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                 "Scheduled Funded Debt Payments" means, as of the date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the twelve month period ending on the date of determination (including the principal component of payments due on leases that are required to be capitalized in accordance with GAAP during the twelve month period ending on the date of determination); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section
         3.2 hereof.

                 "Security Agreement" means the Amended and Restated Security Agreement executed and delivered by each of the Credit Parties in favor of the Agent for the benefit of the Lenders to secure their obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

                 "Senior Funded Debt" means all Funded Debt of the Borrower and its Subsidiaries other than Funded Debt specifically subordinated to the Credit Party Obligations.

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Stand Alone Letters of Credit" means the Existing Stand Alone Letters of Credit and any Letter of Credit issued for the account of a Credit Party by an Issuing Lender pursuant to Section 2.4 hereof, as such Stand Alone Letters of Credit may be amended, modified, extended, renewed or replaced.

                 "Stand Alone Letter of Credit Facility" shall have the meaning set forth in Section 2.4 hereof.

                 "Stand Alone Letter of Credit Maturity Date" means September 30, 2001.

                 "Stand Alone LOC Committed Amount" means FORTY FIVE MILLION DOLLARS ($45,000,000).

                 "Stand Alone LOC Commitment Percentage" means, for each Lender, the percentage identified as its Stand Alone LOC Commitment Percentage on Schedule 1.1(a) attached hereto, as such percentage may be modified in connection with any assignment made in accordance with the terms of Section 12.3 hereof.

                 "Stand Alone LOC Obligations" means, at any time, the sum of
         (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Stand Alone Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Stand Alone Letters of Credit plus (ii) the aggregate amount of all drawings under Stand Alone Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

                 "Stand Alone LOC Unused Commitment" means, for any period, the amount by which (i) the applicable aggregate Stand Alone LOC Committed Amount exceeds (ii) the daily average sum for such period of outstanding Stand Alone LOC Obligations.

                 "Subordinated Debt" means the Holdings Debentures and the Subordinated Notes as such may be amended, modified, restated substituted or replaced from time to time in accordance with the terms of this Credit Agreement.

                 "Subordinated Notes" means those certain 12 1/2% Senior Subordinated Notes due 2002 issued by IPC, Inc. f/k/a Ivex Packaging Corporation as Issuer as of December 15, 1992.

                 "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
         (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                 "Taxes" has the meaning set forth in Section 4.5 hereof.

                 "Term Loans" means the Tranche A Term Loans.

                 "Termination Event" means (i) with respect to any Plan, covered by Title IV of ERISA, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
         Section 4042 of ERISA; (v) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                 "Total Assets" means, as of any date, all items which, in accordance with GAAP, would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

                 "Tranche A Lenders" shall have the meaning set forth in
         Section 2.3(a) hereof.

                 "Tranche A Term Loans" means the Term Loans made to the Borrower pursuant to Section 2.3(a) hereof.

                 "Tranche A Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on Schedule 1.1(a) attached hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 12.3 hereof.

                 "Tranche A Term Loan Committed Amount" means FIFTY FIVE MILLION DOLLARS ($55,000,000).

                 "Tranche A Term Loan Maturity Date" means September 30, 2001.

                 "Tranche A Term Note" or "Tranche A Term Notes" means the amended and restated promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.3(a) hereof, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                 "Unused Fees" means the fees payable to the agent for the benefit of the Lenders pursuant to Section 3.4(a) hereof.

                 "Working Capital" means the excess of current assets (excluding Cash and Cash Equivalents) over current liabilities (excluding the current portion of Funded Debt), as determined in accordance with GAAP.

         1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 8.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 8.1 hereof, consistent with the financial statements described in Section 6.1(f) hereof); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.

                                   SECTION 2

                               CREDIT FACILITIES

         2.1     Revolving Loans.

                 (a)      Revolving Loan Commitment.   The Credit Parties and
         the Lenders agree that, as of the Closing Date, the amount of Revolving Loans outstanding, as provided under the Original Credit Agreement, equals $_______________. Each of the outstanding Revolving Loans made under the Original Credit Agreement shall be, as of the Effective Date, a Revolving Loan under this Credit Agreement. Subject to the terms and conditions set forth herein, each Lender who has a Revolving Loan Commitment Percentage that is greater than zero (the "Revolving Loan Lenders") severally agrees to make revolving loans (each a " Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in U.S. dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the obligation to make Revolving Loans has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Revolving LOC Obligations outstanding shall not exceed the aggregate Revolving Committed Amount and (ii) with respect to each individual Revolving Loan Lender, the Revolving Loan Lender's pro rata share of outstanding Revolving Loans plus such Revolving Loan Lender's pro rata share of outstanding Revolving LOC Obligations shall not exceed such Revolving Loan Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow the amount of the Revolving Loan Commitment.

                 (b)      Method of Borrowing for Revolving Loans.

                               (i) Base Rate Loans. By no later than 11:00 a.m. on the date of the request for the borrowing (or for the conversion of Eurodollar Loans to Base Rate Loans), the Borrower shall submit a Notice of Borrowing/Continuation/Conversion to the Agent, via telecopy, with original to follow, (A) setting forth (x) the amount requested and (y) the desire to have such Revolving Loans accrue interest at the Adjusted Base Rate and (B) complying in all respects with Section 6.2 hereof; provided that existing Eurodollar Loans may be converted into Base Rate Loans at the end of an Interest Period without complying with Section 6.2 hereof.

                              (ii) Eurodollar Loans. By no later than 11:00 a.m. three Business Days prior to the date of the request for the borrowing (or for the conversion of Base Rate Loans to Eurodollar Loans or the continuation of existing Eurodollar Loans), the Borrower shall submit a Notice of Borrowing/Continuation/Conversion to the Agent (A) setting forth (x) the amount requested, (y) the desire to have such Revolving Loans accrue interest at the Adjusted Eurodollar Rate, and (z) the Interest Period applicable thereto, and (B) complying in all respects with Section 6.2 hereof.

                             (iii) Continuation and Conversion. The Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (A) except as provided in Section 4.3 hereof, Eurodollar Loans may be converted to Base Rate Loans only on the last day of an Interest Period applicable thereto; (B) Eurodollar Loans may be continued and Base Rate Loans may be converted to Eurodollar Loans only if no Default or Event of Default is in existence on the date of extension or conversion; (C) any continuation or conversion must comply with all requirements of this Credit Agreement including timely delivery of a properly completed Notice of Borrowing/Continuation/Conversion; provided, however, that existing Eurodollar Loans may be converted into Base Rate Loans at the end of an Interest Period without complying with
                 Section 6.2 hereof and (D) failure by the Borrower to properly continue Eurodollar Loans at the end of an Interest Period shall be deemed a conversion to Base Rate Loans.

                 (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing/Continuation/Conversion, the Agent shall promptly inform the Lenders as to the terms thereof. Each Revolving Loan Lender will make its pro rata share of the Revolving Loans available to the Agent by 2:00 p.m. on the date specified in the Notice of Borrowing/Continuation/Conversion by deposit (in U.S. dollars) of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina, or at such other address as the Agent may designate in writing. All Revolving Loans shall be made by the Lenders pro rata on the basis of each Revolving Loan Lender's Revolving Loan Commitment Percentage.

                 No Revolving Loan Lender shall be responsible for the failure or delay by any other Revolving Loan Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Revolving Loan Lender prior to the date of any such Revolving Loan that such Revolving Loan Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Revolving Loan Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Revolving Loan Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing/Continuation/Conversion and (ii) from a Lender at the Federal Funds Rate.

                 (d) Minimum Amounts of Revolving Loans. Each request for Revolving Loans shall be (a) in the case of Eurodollar Loans, in an aggregate principal amount that is not less than $1,000,000 and (b) in the case of Base Rate Loans, in an aggregate principal amount that is not less than the lesser of $1,000,000 or the remaining amount available under the Revolving Committed Amount. Any Revolving Loan requested shall be in an integral multiple of $100,000 unless the request is for all of the remaining amount available to be borrowed under the Revolving Committed Amount.

                 (e) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in integral multiples of $100,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding Revolving LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

         2.2     Revolving Letter of Credit Subfacility.

                 (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall issue (in U.S. dollars) and the Revolving Loan Lenders shall participate in, letters of credit (the "Revolving Letters of Credit") for the account of the Borrower for its benefit or the benefit of any other Credit Party from time to time upon request from the Effective Date until the Revolving Loan Maturity Date in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of Revolving LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) and (ii) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of Revolving LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Revolving Letters of Credit shall be issued for any lawful purpose. Except as otherwise expressly agreed upon by all the Revolving Loan Lenders, no Revolving Letter of Credit shall have an original expiry date more than one year from the date of issuance or as extended, shall have an expiry date extending beyond 30 days prior to the Revolving Loan Maturity Date. Each Revolving Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Revolving Letter of Credit shall be a Business Day.

                 (b) Request and Reports. The request for the issuance of a Revolving Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Revolving Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the outstanding balance, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Revolving Letters of Credit.

                 (c)      Participations.

                          (i) On the Effective Date, each Revolving Loan Lender shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Revolving Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Revolving Letters of Credit. Each Existing Revolving Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Revolving Letter of Credit.

                          (ii) Each Revolving Loan Lender, upon issuance of a Revolving Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Revolving Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Revolving Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Loan Lender's participation in any Revolving Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Revolving Letter of Credit, each such Revolving Loan Lender shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Revolving Loan Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Revolving Letter of Credit, together with interest as hereinafter provided.

                 (d) Reimbursement. In the event of any drawing under any Revolving Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day the Issuing Lender pays a drawing under any Revolving Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus three and one quarter percent (3 1/4%) and shall constitute an Event of Default. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Revolving Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Revolving Letter of Credit; provided, however, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent of any actual damages suffered by the Borrower as a result of the Issuing Lender's gross negligence or willful misconduct in failing to pay a drawing under a Revolving Letter of Credit presented in strict conformity therewith. The Issuing Lender will promptly notify the other Revolving Loan Lenders of the amount of any unreimbursed drawing and each Revolving Loan Lender shall promptly pay to the Agent for the account of the Issuing Lender in U.S. dollars and in immediately available funds, the amount of such Revolving Loan Lender's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Loan Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Revolving Loan Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of payment by the Issuing Lender of such drawing until such Revolving Loan Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of payment by the Issuing Lender of such drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Loan Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                 (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Revolving Letter of Credit, the Agent shall give notice to the Lenders that Revolving Loans have been requested or deemed requested in connection with a drawing under a Revolving Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Revolving Loan Lenders (without giving effect to any termination of the Commitments pursuant to Section 10.2 hereof) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Revolving LOC Obligations. Each such Revolving Loan Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 6 hereof are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1 hereof, (v) the date of such Mandatory Borrowing, or
         (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided that if a Mandatory Borrowing occurs during or causes an Event of Default a default rate of interest may be charged in accordance with Section 3.1(b) hereof. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Revolving Loan Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding Revolving LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Revolving Loan Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two

         Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                 (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Revolving Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Revolving Letter of Credit hereunder.

                 (g) Uniform Customs and Practices. The Issuing Lender shall have the Revolving Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the " UCP"), and the UCP shall be incorporated therein and deemed in all respects to be a part thereof.

         2.3     Term Loans.

                 (a) Tranche A Term Loan. The Credit Parties acknowledge and agree that the entire amount of the Tranche A Term Loan Commitment (collectively, the " Tranche A Term Loans") was delivered to the Borrower under the Original Credit Agreement on December 7, 1995. Subject to the terms and conditions set forth herein, each Lender who has a Tranche A Term Loan Commitment Percentage that is greater than zero (the "Tranche A Lenders") severally agrees, on the Effective Date, (to the extent not previously done) to make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Agent. The outstanding Tranche A Term Loans shall be governed by the terms of this Credit Agreement.

                 (b) Interest Rate Requests. The outstanding Tranche A Term Loans made under the Original Credit Agreement shall continue to accrue interest after the Effective Date at the rates and for the Interest Periods provided in the Original Credit Agreement until the end of an Interest Period or a Notice of Borrowing/Continuation/Conversion is delivered by the Borrower. The Borrower shall choose the interest rate to accrue on all or a portion of the outstanding Term Loans as follows:

                               (i)         Adjusted Base Rate.  By no later
                 than 11:00 a.m. on the date of the request, the Borrower shall provide to the Agent a Notice of Borrowing/Continuation/Conversion setting forth the amount of the Tranche A Term Loans that it wishes to have accrue interest at the Adjusted Base Rate. From that date forward, interest shall accrue on that portion of the Tranche A Term Loans as set forth in the Notice of Borrowing until requested otherwise by the Borrower.

                              (ii) Adjusted Eurodollar Rate. By no later than 11:00 a.m. three Business Days prior to the date on which the Borrower wishes to have all or a portion of the Tranche A Term Loans accrue interest at the Adjusted Eurodollar Rate, the Borrower shall provide to the Agent a Notice of Borrowing/Continuation/Conversion setting forth the amount of the Tranche A Term Loans it wishes to have accrue interest at the Adjusted Eurodollar Rate and the Interest Period for which such rate shall be applicable; provided, however, that (A) the Borrower may not request all or part of the Tranche A Term Loans to accrue interest at the Adjusted Eurodollar Rate during the existence and continuation of a Default or Event of Default and (B) the Borrower may only continue an existing Eurodollar Loan or convert an existing Eurodollar Loan into a Base Rate Loan at the end of an Interest Period.

                                  (iii)    Failure to Submit an Interest Rate
                 Request. If the Borrower fails to timely submit a Notice of Borrowing/Continuation/Conversion at the end of any Interest Period stating a desire to have all or a portion of the Tranche A Term Loans accrue interest at the Adjusted Eurodollar Rate, or if the Borrower submits an improper Interest Rate Request, then all (or such portion) of the Tranche A Term Loans shall accrue interest at the Adjusted Base Rate until the Agent receives a proper request from the Borrower.

                 (c) Amortization. The principal amount of the Tranche A Term Loans shall be repaid in quarterly payments on the last day of each fiscal quarter of the Borrower as follows:

                                                            Tranche A
                 Principal Amortization                     Term Loan Principal
                     Payment Dates                          Amortization Payment
                 ----------------------                     --------------------
                 March 31, 1997                                  $1,250,000
                 June 30, 1997                                   $1,250,000
                 September 30, 1997                              $1,250,000
                 December 31, 1997                               $1,875,000
                 March 31, 1998                                  $1,875,000
                 June 30, 1998                                   $1,875,000
                 September 30, 1998                              $1,875,000
                 December 31, 1998                               $3,000,000
                 March 31, 1999                                  $3,000,000
                 June 30, 1999                                   $3,000,000
                 September 30, 1999                              $3,000,000
                 December 31, 1999                               $3,500,000
                 March 31, 2000                                  $3,500,000
                 June 30, 2000                                   $3,500,000
                 September 30, 2000                              $3,500,000
                 December 31, 2000                               $4,125,000
                 March 31, 2001                                  $4,125,000
                 June 30, 2001                                   $4,125,000
                 September 30, 2001                              $5,375,000
                                                                -----------
                 Total                                          $55,000,000

         2.4     Stand Alone Letter of Credit Facility.

                 (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (and subject to the provisions of Section 2.4(c)(i) below), the Issuing Lender shall issue (in U.S. dollars) and the Lenders who have a Stand Alone LOC Commitment Percentage greater than zero (the "Letter of Credit Lenders") shall participate in, letters of credit (the "Stand Alone Letters of Credit") for the account of the Borrower or any other Credit Party from time to time upon request from the Effective Date until the Stand Alone Letter of Credit Maturity Date in a form reasonably acceptable to the Issuing Lender; provided, however, that the aggregate amount of Stand Alone LOC Obligations shall not at any time exceed the "Stand Alone LOC Committed Amount". Stand Alone Letters of Credit shall be issued for any lawful purpose. Except as otherwise expressly agreed upon by all the Letter of Credit Lenders, no Stand Alone Letter of Credit shall have an expiry date extending beyond 30 days prior to the Stand Alone Letter of Credit Maturity Date. Each Stand Alone Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Stand Alone Letter of Credit shall be a Business Day.

                 (b) Request and Reports. The request for the issuance of a Stand Alone Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Stand Alone Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the outstanding balance, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Stand Alone Letters of Credit.

                 (c)      Participations.

                               (i) On the Effective Date, each Letter of Credit Lender shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Stand Alone Letter of Credit in an amount equal to such Lender's Stand Alone LOC Commitment Percentage of the Stand Alone Committed Amount. Each Existing Stand Alone Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Stand Alone Letter of Credit.

                              (ii) Each Letter of Credit Lender, upon issuance of a Stand Alone Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Stand Alone Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Stand Alone LOC Commitment Percentage of the obligations under such Stand Alone Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Stand Alone LOC Commitment Percentage of the obligations arising under such Stand Alone Letter of Credit. Without limiting the scope and nature of each Letter of Credit Lender's participation in any Stand Alone Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder, each such Letter of Credit Lender shall pay to the Issuing Lender its Stand Alone LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection
                 (d) hereof. The obligation of each Letter of Credit Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Stand Alone Letter of Credit, together with interest as hereinafter provided.

                 (d) Reimbursement. In the event of any drawing under any Stand Alone Letter of Credit, the Issuing Lender will promptly notify the Borrower. The Borrower shall reimburse the Issuing Lender on the day the Issuing Lender pays a drawing under any Stand Alone Letter of Credit in same day funds as provided herein or in the LOC Documents; provided, however, if, pursuant to the terms of the corresponding LOC Documents, any reimbursement obligation with respect to a draw under such Stand Alone Letter of Credit is not required to be immediately paid, such reimbursement obligation will be payable in accordance with the related LOC Documents and will accrue interest, fees, and other charges as if such reimbursement obligation constituted a Base Rate Loan in accordance with the terms of this Agreement; and provided further that, notwithstanding anything to the contrary in such LOC Documents, if any such reimbursement obligation is not immediately due and payable, the same shall nonetheless be paid in full on or before the Stand Alone Letter of Credit Maturity Date. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus three and one quarter percent (3 1/4%) and shall constitute an Event of Default. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Stand Alone Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Stand Alone Letter of Credit; provided, however, that the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent of any actual damages suffered by the Borrower as a result of the Issuing Lender's gross negligence or willful misconduct in failing to pay a drawing under a Stand Alone Letter of Credit presented in strict conformity therewith. The Issuing Lender will promptly notify the other Letter of Credit Lenders of the amount of any unreimbursed drawing and each Letter of Credit Lender shall promptly pay to the Agent for the account of the Issuing Lender in U.S. dollars and in immediately available funds, the amount of such Letter of Credit Lender's Stand Alone LOC Commitment Percentage of suchunreimbursed drawing. Such payment shall be made on the day such notice is received by such Letter of Credit Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Letter of Credit Lender does not pay such amount to the Issuing Lender in full upon such request, such Letter of Credit Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of payment by the Issuing Lender of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of payment of such drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Letter of Credit Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                 (e) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Stand Alone Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Stand Alone Letter of Credit hereunder.

                 (f) Uniform Customs and Practices. The Issuing Lender shall have the Stand Alone Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the " UCP"), and the UCP shall be incorporated therein and deemed in all respects to be a part thereof.

         2.5     Indemnification of Issuing Lenders.

                 (a) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called " Government Acts").

                 (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
         (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                 (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                 (d) Nothing in this Section 2.5 is intended to limit the reimbursement obligation of the Borrower contained in Sections 2.2 or
         2.4 hereof. The obligations of the Borrower under this Section 2.5 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                 (e) Notwithstanding anything to the contrary contained in this Section 2.5, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

                 (f) To the extent the Borrower does not fulfill any or all its obligations under this Section 2.5, each Letter of Credit Lender agrees to reimburse the Issuing Lender for any losses incurred thereby ratably in accordance with each such Letter of Credit Lender's Stand Alone LOC Commitment Percentage.

         2.6     Notes.

                 (a) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed amended and restated promissory note of the Borrower to each Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount and substantially in the form of Exhibit 2.6(a) attached hereto.

                 (b) Tranche A Term Loan Notes. The Tranche A Term Loan made by each Lender shall be evidenced by a duly executed amended and restated promissory note of the Borrower to each Lender in the face amount of its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount and in substantially in the form of
         Exhibit 2.6(b) attached hereto.

                                   SECTION 3

                                    PAYMENTS

         3.1     Interest.

                 (a)      Interest Rate.

                              (i) All Base Rate Loans shall accrue interest at the Adjusted Base Rate.

                              (ii) All Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                 (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Loan Documents shall, after written notice of same to the Borrower, bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable.

                 (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2     Prepayments

                 (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to
         Section 4.6 hereof; (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $100,000 and (iii) voluntary prepayments with respect to the Tranche A Term Loans shall be applied pro rata among the remaining Principal Amortization Payments.

                 (b)      Mandatory Prepayments.

                               (i) Revolving Committed Amount. If at any time (A) the aggregate amount of Revolving Loans outstanding plus Revolving LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1 hereof. Any payments made under this Section 3.2(b)(i) shall be subject to Section 4.6 hereof and shall be applied first to Revolving Loans (first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities) and then to a cash collateral account in respect of Revolving LOC Obligations.

                              (ii) Excess Cash Flow. Within 10 days after the date the audited financial statements are required to be delivered pursuant to Section 8.1(a) hereof (commencing with the fiscal year ending December 31, 1996), the Borrower shall make a prepayment of the Loans in an amount equal to 50% of the

                 Excess Cash Flow earned during such prior fiscal year (to be applied as set forth in Section 3.2(c) below).

                             (iii)         Asset Sales.  Immediately upon
                 receipt by the Borrower or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.2(c) below).

                              (iv)         Receivables Transaction.
                 Immediately upon the receipt by Holdings, the Borrower or any of their Subsidiaries of proceeds from a Receivables Transaction, the Borrower shall forward the Net Cash Proceeds of such Receivables Transaction to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.2(c) below).

                 (c) Application of Certain Prepayments. All amounts required to be paid pursuant to Section 3.2(b)(ii) and (iii) above shall be applied first to the outstanding Tranche A Term Loans (pro rata among the remaining Principal Amortization Payments), second, if the Tranche A Term Loans have been paid in full, to the Revolving Loans with a corresponding reduction in the Revolving Committed Amount and third if the Tranche A Term Loan and Revolving Loans have been paid in full then to the payment or cash collaterization of Revolving LOC Obligations and Stand Alone LOC Obligations. All amounts required to be prepaid pursuant to Section 3.2(b)(iv) above shall be applied first pro rata among the Tranche A Term Loans and the Revolving Loans (pro rata among the remaining Principal Amortization Payments with respect to the Tranche A Term Loans and with a corresponding reduction in the Revolving Committed Amount with respect to the Revolving Loans) and second if the Tranche A Term Loan and Revolving Loans have been paid in full then to the payment or cash collaterization of Revolving LOC Obligations and Stand Alone LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

         3.3     Payment in full at Maturity.

                 (a) On the Revolving Loan Maturity Date, (i) the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 10 hereof and (ii) all Revolving Letters of Credit, if any, shall be terminated or sufficient cash collateral shall be provided for the total amount of any outstanding Revolving Letters of Credit.

                 (b) On the Tranche A Term Loan Maturity Date, the entire outstanding principal balance of all Tranche A Term Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 10 hereof.

                 (c) On the Stand Alone Letter of Credit Maturity Date, all Stand Alone Letters of Credit, if any, shall be terminated or sufficient cash collateral shall be provided for the total amount of any outstanding Stand Alone Letters of Credit.

         3.4     Fees.

                 (a) Unused Fees. In consideration of the Revolving Committed Amount and the Stand Alone LOC Committed Amount being made available by the Revolving Loan Lenders and the Letter of Credit Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each Revolving Loan Lender and Letter of Credit Lender, as applicable, a fee equal to .5% per annum on the Revolving Loan Unused Commitment and .5% per annum on the Stand Alone LOC Unused Commitment (the " Unused Fees"), such Unused Fees beginning to accrue as of the Effective Date. The accrued Unused Fees shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and the Stand Alone Letter of Credit Maturity Date and on any date that the Revolving Committed Amount or the Stand Alone LOC Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

                 (b)      Letter of Credit Fees.

                               (i)         Letter of Credit Fee.  In
                 consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the Letter of Credit Lenders, a fee (the "Letter of Credit Fee") equal to the applicable Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable quarterly in arrears 15 days after the end of each fiscal quarter of Borrower and on the Revolving Loan Maturity Date and the Stand Alone Letter of Credit Maturity Date.

                              (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders a fee equal to one-fourth of one percent (1/4%) on the total sum of all Letters of Credit issued by such Issuing Lender, such fee to be paid quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date and the Stand Alone Letter of Credit Maturity Date, as applicable) (the "Issuing Lender Fees").

                 (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual fee as agreed to between the Borrower and the Agent in the Fee Letter.

         3.5 Place and Manner of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due in U.S. dollars and in immediately available funds by the Agent at its offices at NationsBank Corporate Center, Charlotte, North Carolina. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may deem appropriate subject to Section 3.6 hereof).

In any proceeding in which the amount of any obligation which is payable hereunder in United States currency must be converted to the currency of another jurisdiction (the "Other Currency"), the amount of such obligation shall be converted into an amount in the Other Currency sufficient to purchase the amount of the obligation in United States currency at a commercial bank in such jurisdiction at the close of business on the first day on which such bank quotes a rate in the Other Currency for purchase of such amount of United States currency before the day payment of the obligation is received by the Agent, but the Lenders shall have a separate cause of action against the Credit Parties for the amount, if any, by which the amount paid to the Agent in respect of the obligation in the Other Currency, when promptly converted to United States currency under normal banking procedures and in an appropriate market of the Agent's choice, fails to yield (net after any costs of conversion) the full amount of the obligation in United States currency, and the Credit Parties shall receive the benefit, if after conversion from the Other Currency the Agent has received an amount in United States currency in excess of such obligation owed by the Credit Parties.

         3.6 Pro Rata Treatment. Except to the extent otherwise provided herein:

                 (a) Loans. Each Revolving Loan borrowing (including without limitation each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages and Tranche A Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans and Participation Interests of such Lenders).

                 (b) Letters of Credit. Each payment of unreimbursed drawings in respect of Revolving LOC Obligations and Stand Alone LOC Obligations shall be allocated to each Lender entitled thereto pro rata in accordance with its Revolving LOC Commitment Percentage or Stand Alone LOC Commitment Percentage, as applicable; provided that, if any Lender shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such Lender would otherwise be entitled pursuant to this subsection
         (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any Lender pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each Lender shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate.

         3.7     Allocation of Payments After Event of Default.
Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses

         (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                 SECOND, to payment of any fees owed to the Agent or a Issuing Lender;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                 FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                 FIFTH, to the payment of the outstanding principal amount of the Loans and to the payment or cash collateralization of the outstanding Revolving LOC Obligations and Stand Alone LOC Obligations;

                 SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                 SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, Revolving LOC Obligations and Stand Alone LOC Obligations held by such Lender bears to the aggregate then outstanding Loans, Revolving LOC Obligations and Stand Alone LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.7.

         3.8 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9     Computations of Interest and Fees.

                 (a) Except for Base Rate Loans, in which interest shall be computed on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.

                 (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

                                   SECTION 4

                          YIELD PROTECTION PROVISIONS

         4.1 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender or its parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.2 Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         4.3 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.6 hereof.

         4.4 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

                 (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.5 hereof (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 4.5(b) hereof) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                 (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing in (a), (b) or (c) above is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.6. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 4.4 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.5     Taxes.

                 (a) Except as provided below in this subsection, all payments made by a Credit Party under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (including, but not limited to, any withholding tax as a result of Ivex Corporation being an Ontario corporation and being located in Canada), now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                            (i)(A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (1) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (2) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                          (B) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                              (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 12.3 hereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         4.6 Compensation. The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement, (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or (d) the assignment of such Lender's rights, interests and obligations under the Credit Documents in accordance with Section 12.3 hereof during the first 180 days following the Effective Date; provided that losses under subsection (d) shall be limited to costs incurred as a result of a Eurodollar Loan being prepaid on a date other than the last day of any Interest Period as a result of such assignment. With respect to Eurodollar Loans, such indemnification shall be an amount equal to
(i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.


                                  SECTION 5

                                  GUARANTY

         5.1 Guaranty of Payment. Subject to Section 5.7 below, (a) each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), (b) the Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender the timely performance of all other obligations under the Credit Documents and (c) this Guaranty is a guaranty of payment not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         5.2 Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the

Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of such Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that such Guarantor's obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower.

         5.3 Modifications. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally;
(e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and
(g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by the Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         5.4 Waiver of Rights. Each Guarantor expressly waives: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lender's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which the Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         5.5     Reinstatement.  The obligations of the Guarantors under this
Section 5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         5.6 Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10 hereof) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.
The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with their terms.

         5.7 Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, (a) to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) and (b) the obligations of Holdings hereunder and under the Credit Documents, in the aggregate, shall be limited to an amount equal to $153,000,000.

         5.8 Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof and to subsection (b) below), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this
Section 5.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 5, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 5 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 5.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 5.8 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).


                                   SECTION 6

                              CONDITIONS PRECEDENT

         6.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders in their sole discretion):

                 (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes;
         (iii) the Collateral Documents and (iv) all other Credit Documents.

                 (b) Corporate Documents. Receipt by the Agent of the following:

                               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                              (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                             (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

                              (iv)         Good Standing.  Copies of (A)
                 certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                               (v)         Incumbency.  An incumbency
                 certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                 (c) Personal Property Collateral. The Agent shall have received, in form and substance satisfactory to the Agent:

                               (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                              (ii)         to the extent not previously
                 received by the Agent, duly executed financing statements under the UCC for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                             (iii)         to the extent not previously
                 received by the Agent, searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                              (iv)         to the extent not previously
                 received by the Agent, all stock certificates evidencing the stock pledged to the Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto; and

                               (v)         to the extent not previously
                 received by the Agent, all instruments and chattel paper in the possession of a Credit Party together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral.

                 (d) Real Property Collateral. The Agent shall have received, in form and substance satisfactory to the Agent:

                               (i)         to the extent not previously
                 received by the Agent, fully executed and notarized mortgages, deeds of trust or deeds to secure debt in registerable form (each a "Mortgage" and collectively the "Mortgages"), or modifications of such Mortgages delivered in connection with the Original Credit Agreement, in each case encumbering the fee interest (whether legal, equitable or otherwise) of the Credit Parties in each real property asset owned in fee simple (or the equivalent form of title under applicable law) by a Credit Party (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), together with such UCC-1 or UCC-3 financing statements (or equivalent instruments) as the Agent shall deem appropriate with respect to each such Mortgaged Property;

                              (ii)         to the extent not previously
                 received by the Agent, a fully executed collateral assignment of leasehold interest (the "Collateral Assignment of Leasehold Interest"), or modifications of such Collateral Assignments of Leasehold Interests delivered in connection with the Original Credit Agreement, assigning to the Agent and granting the Agent a security interest in the leasehold interest of the Credit Parties in each real property asset leased by a Credit Party (each a "Leasehold Property" and collectively the "Leasehold Properties"), except to the extent the applicable lease prohibits such assignment and security interest and the landlord thereunder has not waived or consented to the same;

                             (iii) an opinion of counsel (which counsel shall be satisfactory to the Agent) in the state in which each Real Property is located with respect to the enforceability of the form of Mortgage or the Collateral Assignment of Leasehold Interests (or the modification thereto, as applicable), as applicable, and sufficiency of the form of UCC-1 and/or UCC-3 financing statements (or equivalent instruments) to be recorded or filed in such state and such other matters as the Agent may request, in form and substance satisfactory to the Agent;

                              (iv)         ALTA mortgagee title insurance
                 policies (the "Mortgage Policies") issued by Chicago Title Insurance Company (the "Title Insurance Company") or sufficient endorsements to existing title insurance policies issued by the Title Insurance Company, in amounts satisfactory to the Agent with respect to all Mortgaged Properties, assuring the Agent that the applicable Mortgages create valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies and endorsements to existing title insurance policies shall be in form and substance satisfactory to the Agent and containing such endorsements as shall be satisfactory to the Agent and for any other matters that the Agent may request, and shall provide for affirmative insurance and such reinsurance as the Agent may request, all of the foregoing in form and substance satisfactory to the Agent; and

                               (v)         to the extent not previously
                 delivered to the Agent, maps or plats of an as-built survey of the Real Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites;
                 (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
                 (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map;

                              (vi)         to the extent not previously
                 delivered to the Agent, zoning letters from appropriate authorities in form and substance acceptable to the Agent or other evidence satisfactory to the Agent that each of the Real Properties, and the uses of the Real Properties, are in compliance in all material respects with all applicable zoning laws, including the zoning designation made for each of the Real Properties, the permitted uses of each such Real Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks;

                             (vii)         to the extent not previously
                 delivered to the Agent, certification from Bankers Hazard Determination Services or Borrower's land surveyor in a form reasonably satisfactory to the Agent or other evidence acceptable to the Agent that none of the improvements on the Real Properties located within the United States are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Real Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee;

                            (viii)         to the extent not previously
                 delivered to the Agent, with respect to the Mortgaged Properties located in Bridgeview, Illinois and Troy, Ohio, a fully executed and notarized modification of the existing mortgage or deed of trust in favor of the issuer of the applicable letter of credit securing the bond financing on such property, in form and substance acceptable to the Agent, which amends and modifies such mortgage or deed of trust to secure, among other things, the obligations of the Credit Parties under this Agreement; and

                              (ix)         to the extent not previously
                 delivered to the Agent, with respect to the Mortgaged Property located in Grove City, Pennsylvania, (A) such estoppel letters, consents and waivers from the owner of such Mortgaged Property and the holder of any existing mortgage or deed of trust on such Mortgaged Property, as may be reasonably required by the Agent, which estoppel letters shall be in form and substance reasonably satisfactory to the Agent and (B) evidence that the installment sale contract pursuant to which IPC, Inc.'s interest in such Mortgaged Property is derived or a memorandum of such contract with respect thereto, or other evidence of such contract in form and substance reasonably satisfactory to the Agent, has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage encumbering such Mortgaged Property to effectively create a valid and enforceable lien (subject only to Permitted Liens) on IPC, Inc.'s rights and interests in such Mortgaged Property in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders.

                 (e) Environmental Reports. To the extent not previously delivered to the Agent, the Agent shall have received, in form and substance satisfactory to the Agent, environmental site assessment reports and related documents of a recent date with respect to all Real Properties.

                 (f) Financial Statements. Receipt and approval by the Agent and the Lenders of any and all financial information deemed reasonably necessary for review in connection herewith.

                 (g) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions, satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

                 (h) Availability. After giving effect to the Loans outstanding and Letters of Credit issued (to the extent undrawn) as of the Effective Date (including any Loans made or Letters of Credit issued (to the extent undrawn) on the Effective Date), there shall be at least $50,000,000 of availability existing under the Revolving Committed Amount.

                 (i) Evidence of Insurance. To the extent not previously received by the Agent, copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents and establishing the Agent, for the benefit of the Lenders, as loss payee.

                 (j) Material Adverse Effect. No event shall have occurred since December 31, 1995 that has had or would be reasonably expected to have a Material Adverse Effect.

                 (k)      Officer's Certificates.

                               (i)         The Agent shall have received a
                 certificate or certificates executed by the chief financial officer or treasurer of the Borrower as of the Effective Date stating that (A) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no event or condition has occurred since December 31, 1995 which has had or might be reasonably expected to have a Material Adverse Effect and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) the Borrower and each of the Borrower's Subsidiaries is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 8.12.

                              (ii)         The Agent shall have received a
                 certificate or certificates executed by the chief financial officer or treasurer of Holdings as of the Effective Date stating that (A) Holdings is in compliance with all existing financial obligations and (B) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein, Holdings is Solvent.

                 (l) Subordinated Debt. To the extent not previously received by the Agent, copies of all documentation evidencing the Subordinated Debt certified by an officer of the Borrower and Holdings, as applicable, to be true and correct, and the Agent shall be satisfied that the execution and delivery of the Credit Documents does not conflict with the terms of the Holdings Debentures or the Subordinated Notes.

                 (m) Fees and Expenses. Payment by the Borrower to the Lenders of an upfront fee equal to .05% of the total Commitment of each Lender and payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

                 (n) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of Holdings, the Borrower and their


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

         respective Subsidiaries.

         6.2 Conditions to All Extensions of Credit. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Revolving Loans (provided that Eurodollar Loans may be converted into Base Rate Loans at the end of an interest period without complying with the conditions of this Section 6.2) nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                 (a) Notice of Borrowing/Continuation/Conversion. The Borrower shall have delivered (i) in the case of any Revolving Loan, a Notice of Borrowing/Continuation/Conversion, duly executed and completed, by the time specified in Section 2.1 hereof and (ii) in the case of any Letter of Credit, an Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2 or 2.4 hereof;

                 (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date;

                 (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                 (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect since the audited financial statements dated December 31, 1995; and

                 (e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be,
         (A) the sum of the Revolving Loans outstanding plus Revolving LOC Obligations outstanding shall not exceed the Revolving Commitment Amount, and (B) the Stand Alone LOC Obligations shall not exceed the Stand Alone LOC Committed Amount.


                                   SECTION 7

                         REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to each Lender that:

         7.1 Organization and Good Standing. Holdings, the Borrower and each of their Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing (or its equivalent) under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         7.2 Due Authorization. Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         7.3 No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles of incorporation or bylaws, (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         7.4 Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of such Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by a Credit Party, or if required, such consent, approval and authorization has been obtained.

         7.5 Enforceable Obligations. This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         7.6 Financial Condition. The financial statements and financial information provided to the Lenders as described in Section 8.1 hereof fairly present the financial condition and operations of Holdings, the Borrower and their Subsidiaries as of the date of each such statement. In addition, such financial statements were prepared in accordance with GAAP and, since the audited financial statements dated December 31, 1995, there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect.

         7.7 No Default. No Default or Event of Default exists and is continuing.

         7.8 Ownership. Other than Permitted Liens, each Credit Party is the owner of (free and clear of all Liens) and has good and marketable title to
(a) all of its Mortgaged Properties (except as indicated on the Mortgage Policies accepted by the Agent) and (b) all of its other assets.

         7.9 Indebtedness. Each of the Credit Parties and their Subsidiaries have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 7.6 hereof, (b) as set forth on Schedule 7.9 attached hereto and (c) as otherwise permitted by this Credit Agreement.

         7.10 Litigation. Except as disclosed in Schedule 7.10 attached hereto, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against Holdings, the Borrower or any of their Subsidiaries which, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect.

         7.11 Material Agreements. Neither Holdings, the Borrower nor any of their Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonable expected to have a Material Adverse Effect.

         7.12 Taxes. Each of Holdings, the Borrower and their Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (a) which are not yet delinquent or (b) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it, any of its Subsidiaries or any other Credit Party.

         7.13 Compliance with Law. Each of Holdings, the Borrower and their Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or be reasonably expected to have a Material Adverse Effect.

         7.14    ERISA.  Except as would not result in a Material Adverse
Effect:

                 (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen on account of any Plan.

                 (b) Neither a Credit Party, nor any of its Subsidiaries nor any ERISA Affiliate has incurred any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which such withdrawal liability could reasonably be expected to be incurred. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

                 (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected a Credit Party or any of its Subsidiaries to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries has agreed or is required to indemnify any person against any such liability.

                 (d) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Credit Parties and their Subsidiaries for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FAS 106.

                 (e) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined in accordance with Statement of Financial Accounting Standards No. 35 utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for which a valuation is available (but in no event more than one year prior to the date on which this representation is made or deemed made), exceed the current fair market value of the assets of such Plan allocable to such accrued liabilities by an amount in excess of $2,500,000.

         7.15 Subsidiaries. Set forth on Schedule 7.15 attached hereto is a complete and accurate list of all Subsidiaries of each Credit Party. Information on the attached Schedule includes jurisdiction of incorporation; the number of shares of each class of capital stock or other equity interests outstanding; the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

         7.16 Use of Proceeds; Margin Stock. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 8.10 hereof. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G. None of the Credit Parties owns any "margin stock".

         7.17 Government Regulation. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.18 Environmental Matters. (a) Except to the extent it would not cause or be reasonably expected to cause a Material Adverse Effect:

                               (i) each of the Real Properties and all other real property owned by a Credit Party or one of their Subsidiaries (collectively, the "Properties") and all operations at the Properties are in compliance with all



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

                 applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by a Credit Party or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

                              (ii) None of the Properties contains, or has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that, if release, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                             (iii) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

                              (iv) Hazardous Materials have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Credit Party or any of their Subsidiaries.

                               (v)         No judicial proceeding or
                 governmental or administrative action is pending or, to the knowledge of a Credit Party, threatened, under any Environmental Law to which a Credit Party or any of their Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of their Subsidiaries, the Properties or the Businesses.

                              (vi) There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of a Credit Party or any of their Subsidiaries in connection with the Properties or otherwise in connection with the Businesses.

                             (vii) Neither a Credit Party nor any of their Subsidiaries has assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

                 (b) The Borrower has adopted procedures that are designed to (i) ensure that each Credit Party and their Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and their Subsidiaries remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party and their Subsidiaries, any of their operations and each of the properties owned or leased by each Credit Party and their Subsidiaries may have under applicable Environmental Laws.

                 (c) As of the Closing Date, no Credit Party is aware of any material environmental issues other than as set forth on Schedule
         7.18 attached hereto, none of which has caused or could be reasonably expected to cause a Material Adverse Effect.



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


         7.19    Intellectual Property.    Each Credit Party and each of their
Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on
Schedule 7.19(a) attached hereto is a list of all material Intellectual Property owned by each Credit Party or that a Credit Party has the right to use. Except as provided on Schedule 7.19(b) attached hereto, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by a Credit Party or any of their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

         7.20 Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         7.21 Investments. All Investments of each Credit Party and each of their Subsidiaries are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

         7.22 No Financing of Corporate Takeovers. No proceeds of the Loans hereunder have been or will be used to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any Indebtedness used to acquire any such securities.

         7.23 Location of Collateral. Set forth on Schedule 7.23(a) attached hereto is a list of all Real Properties with street address, county or district and state or province where located (and legal descriptions with respect thereto). Set forth on Schedule 7.23(b) attached hereto is a list of all locations where any personal property of a Credit Party is located, including county or district and state or province where located. Set forth on
Schedule 7.23(c) attached hereto is the chief executive office and principal place of business of each Credit Party.


                                   SECTION 8

                             AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         8.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Agent:

                 (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of Holdings and its Subsidiaries, and the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated



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

         statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                 (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of Holdings and its Subsidiaries, and the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a management discussion as to such financial information and a certificate of the chief financial officer or treasurer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of Holdings, the Borrower and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                 (c) Monthly Financial Statements. As soon as available and in any event within 35 days after the end of each month of the Borrower (other than the last month of the first three fiscal quarters in which case 45 days after the end thereof), a consolidated balance sheet and income statement of Holdings and its Subsidiaries, and the Borrower and its Subsidiaries as at the end of such month together with related consolidated statements of operations and retained earnings and of cash flows for such month in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (and such other financial information as reasonably requested by the Agent or the Required Lenders, including financial information regarding the divisions of the Borrower), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a management discussion as to such financial information and a certificate of the chief financial officer or treasurer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition and results of operations of Holdings, the Borrower and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                 (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 8.1(a) and 8.1(b) above, a certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit 8.1(d) attached hereto, (i) demonstrating compliance with the financial covenants contained in Section 8.12 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                 (e) Annual Business Plan and Budgets. At least 30 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1995, an annual business plan and budget of Holdings, the Borrower and each of its operating groups containing, among other things, pro forma financial statements for the next fiscal year.

                 (f) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate, containing information regarding (i) the calculation of Excess Cash Flow, and
         (ii) the amount of Asset Dispositions and Receivables Transactions that were made during the prior fiscal year.

                 (g) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 8.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                 (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to Holdings, the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of Holdings, the Borrower or any of its Subsidiaries.

                 (i) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as Holdings, the Borrower or any of their Subsidiaries shall send to its shareholders generally or to a holder of any Indebtedness owed by Holdings, the Borrower or any of their Subsidiaries in its capacity as such a holder and (b) upon the written request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                 (j) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to Holdings, the Borrower or any of their Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against Holdings, the Borrower or any of their Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against Holdings, the Borrower or any of their Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                 (k) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, Borrower will give written notice to the Agent promptly (and in any event within five Business
         Days) of any of the following which would have or would be reasonably expected to have a Material Adverse effect: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that has a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent with such additional information concerning any Plan as may be reasonably requested (and which in the case of a Multiemployer Plan is reasonably available to Credit Parties or their Subsidiaries), including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                 (l)      Environmental.

                               (i) Upon the reasonable written request of the Agent, Borrower will furnish or cause to be furnished to the Agent at Borrower's expense a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Property owned, leased or operated by any Credit Party and as to the compliance by such Credit Party with Environmental Laws. If Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of Agent's written request then Agent may arrange for same, and Borrower hereby grants to the Agent and its representatives access to the Real Properties and a license to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by Borrower on demand and added to the obligations secured by the Collateral Documents.

                              (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting the Real Properties or to otherwise comply with Environmental Laws to the extent required by any applicable federal, state, or local laws, regulations, rules, and policies and with their orders and directives of all policies and with the orders and directives of all federal, state and local governmental authorities exercising jurisdiction over such Real Properties if any failure to do so would cause or be


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

                 reasonably expected to cause a Material Adverse Effect.

                 (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Agent or the Required Lenders may reasonably request.

         8.2 Preservation of Existence and Franchises. Each of the Credit Parties will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority unless any such Credit Party determines that any such rights, franchises or authority is no longer necessary to the conduct of its business.

         8.3 Books and Records. Each of the Credit Parties will, and will cause its Subsidiaries to keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         8.4 Compliance with Law. Each of the Credit Parties will, and will cause its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws) if noncompliance with any such law, rule, regulation, order or restriction would have or reasonably be expected to have a Material Adverse Effect.

         8.5 Payment of Taxes and Other Indebtedness. Each of the Credit Parties will and will cause its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or its Subsidiary shall not be required to pay (i) any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP or (ii), any such payment in (a), (b) or
(c) above if the failure to make such payment does not give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have or be reasonably expected to cause a Material Adverse Effect.

         8.6 Insurance. Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice and naming the Agent, for the benefit of the Lenders, as loss payee.

In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable



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

to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (b) would not materially impair the rights and benefits of the Agent or the Lenders under this Credit Agreement or any other Credit Document. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $5,000,000, such Credit Party will immediately pay over such proceeds to the Agent, for payment on the Credit Party Obligations; provided, however, that the Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Agent from such Credit Party within 30 days after written notice of receipt of such proceeds and (C) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds or such proceeds are used in a manner reasonably acceptable to the Agent. All insurance proceeds shall be subject to the security interest of the Lenders under the Security Agreements.

The present coverage of Holdings, the Borrower and their Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on
Schedule 8.6 attached hereto, as Schedule 8.6 may be amended from time to time by written notice to the Agent.

         8.7 Maintenance of Property. Each of the Credit Parties will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses unless any such Credit Party determines any such properties or equipment are no longer necessary to the conduct of its business.

         8.8 Performance of Obligations. Each of the Credit Parties will, and will cause its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         8.9 Collateral. If a Credit Party shall acquire any real property, intellectual property or any securities subsequent to the Effective Date, the Borrower shall immediately notify the Agent of same. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreements. Each Credit Party shall take such action, as requested by the Agent, to ensure that the Lenders have a first priority perfected Lien in all real and personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens.

         8.10 Use of Proceeds. The Credit Parties will use proceeds of the Loans solely (a) to replace the existing Loans and Letters of Credit outstanding under the Original Credit Agreement (b) to redeem certain Subordinated Debt as permitted hereunder, (c) to provide working capital, (d) for general corporate purposes and (e) as otherwise permitted under this Credit Agreement.

         8.11 Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will permit, and will cause their Subsidiaries to permit, representatives appointed by the Agent, including, without limitation, independent accountants, agents,


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attorneys, and appraisers to visit and inspect the Credit Parties' property, including their books and records, their accounts receivable and inventory, Credit Parties' facilities and their other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Credit Parties. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

         8.12 Financial Covenants.

                 (a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the end of each fiscal quarter, for the twelve month period ending on such date, shall be greater than or equal to:

         As of December 31, 1996, 1.90 to 1.0;
         From the Effective Date to December 31, 1997, 2.05 to 1.0; From January 1, 1998 to December 31, 1998, 2.20 to 1.0; From January 1, 1999 to December 31, 1999, 2.40 to 1.0; From January 1, 2000 to December 31, 2000, 2.65 to 1.0; and From January 1, 2001 and thereafter, 3.0 to 1.0.

                 (b) Fixed Charge Coverage. The Fixed Charge Coverage Ratio, as of the end of each fiscal quarter, for the twelve month period ending on such date, shall be greater than or equal to 1.0 to 1.0.

                 (c) Debt Coverage Ratio. The Debt Coverage Ratio, as of the end of each fiscal quarter, for the twelve month period ending on such date, shall be less than or equal to:

         As of December 31, 1996, 4.65 to 1.0;
         From the Effective Date to December 31, 1997, 4.25 to 1.0; From January 1, 1998 to December 31, 1998, 3.90 to 1.0; From January 1, 1999 to December 31, 1999, 3.50 to 1.0; From January 1, 2000 to December 31, 2000, 3.05 to 1.0; and From January 1, 2001 and thereafter, 2.65 to 1.0.

                 (d) Net Worth. At all times Net Worth shall be greater than or equal to (i) a negative Fifty Million (- $50,000,000) plus
         (ii) 75% of Net Income on a cumulative basis (without deduction for any losses) minus (iii) dividends paid to Holdings as permitted under this Credit Agreement.

         8.13 Additional Credit Parties. At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) if it is a Domestic Subsidiary, execute a Joinder Agreement in substantially the same form as Exhibit 8.13 attached hereto, (b) cause all of the capital stock of such Person (if it is a Domestic Subsidiary) or 65% of the capital stock of such Person (if it is a direct Foreign Subsidiary) to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Agent, (c) if such Person is a Domestic Subsidiary, pledge all of its assets to the Lenders pursuant to a security agreement in substantially the form of the Security Agreement and


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

otherwise in a form acceptable to the Agent, and (d) if such Person is a Domestic Subsidiary and has any Subsidiaries, (A) deliver all of the capital stock of such Domestic Subsidiaries and 65% of the stock of the direct Foreign Subsidiaries (together with undated stock powers signed in blank) to the Agent and (B) execute a pledge agreement in substantially the form of the Pledge Agreement and otherwise in a form acceptable to the Agent, (e) if such Person is a Domestic Subsidiary and owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form acceptable to the Agent and (f) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         8.14 Interest Rate Protection Agreements. The Borrower shall, maintain interest rate protection agreements protecting against fluctuations in interest rates as to which the material terms are reasonably satisfactory to the Agent and in a notional amount of at least 65% of the principal amount of the Tranche A Term Loans.


                                   SECTION 9

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         9.1 Indebtedness. Neither Holdings, the Borrower nor any of their Subsidiaries will contract, create, incur, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                 (b) Indebtedness existing as of the Effective Date as referenced in Section 7.9 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable (subject to market rates of interest), in the aggregate, to such Person than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

                 (c) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

                 (d) Indebtedness owing by (i) one Credit Party to another Credit Party or (ii) by a Foreign Subsidiary to another Foreign Subsidiary;

                 (e) Indebtedness issued by the Borrower (on a basis fully subordinate to the Credit Party Obligations) to replace the Subordinated Notes (on terms no more onerous (including maturity and subordination provisions and subject to market rates of interest) than the existing Subordinated Notes as determined by the Required Lenders);


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


                 (f) Indebtedness in an amount up to $60,000,000, in the aggregate, if such Indebtedness (i) is used (A) to redeem or otherwise acquire Holdings Debentures (provided that in no event shall more than $25,000,000, in the aggregate, be used to redeem or acquire Holdings Debentures from the Closing Date until all of the Credit Party Obligations are satisfied in full), (B) to redeem or otherwise acquire Subordinated Notes, or (C) to make Permitted Acquisitions, (ii) is documented under this Credit Agreement and becomes a part of this Credit Agreement for all purposes, including, but not limited to, such Indebtedness being secured by the Collateral and the lenders of such Indebtedness become Lenders hereunder, (iii) is approved by the Required Lenders, (iv) matures no earlier than March 31, 2002 and (v) does not require amortization in excess of 1% of the outstanding principal amount per annum;

                 (g) Indebtedness with respect to capital leases, purchase money Indebtedness or other unsecured Indebtedness (in addition to Indebtedness otherwise permitted under this Section 9.1) which does not exceed $7,500,000, in the aggregate, at any one time;

                 (h)      Indebtedness in connection with a Receivables
         Transaction;

                 (i) Indebtedness evidenced by the interest rate protection agreements referred to in Section 8.14;

                 (j) Indebtedness existing with respect to real property of a corporation which becomes a Subsidiary of the Borrower or is merged with or into a Credit Party after the date hereof; provided that (A) such Indebtedness existed at the time such corporation became a Subsidiary of the Borrower or was merged with or into a Credit Party, (B) such Indebtedness was not incurred in anticipation thereof,
         (C) at such time no Default or Event of Default exists or shall result from such transaction and (D) such Indebtedness is of a tax advantage nature and is more favorable than available under this Credit Agreement;

                 (k) Indebtedness with respect to the Newton Property not to exceed $9,000,000; and

                 (l) Indebtedness incurred by Foreign Subsidiaries not to exceed $5,000,000, in the aggregate, at any one time.

         9.2 Liens. Neither Holdings, the Borrower nor any of their Subsidiaries will contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         9.3 Nature of Business. Neither Holdings, the Borrower nor any of their Subsidiaries will alter the character of its business from that conducted as of the Effective Date or engage in any business other than the business conducted as of the Effective Date and activities which are substantially similar or related thereto.

         9.4 Consolidation and Merger. Neither Holdings, the Borrower nor any of their Subsidiaries will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 9.4, the following actions may be taken if after giving effect thereto no Default or Event of Default exists:


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                 (a)      any Credit Party other than Holdings may be merged or
         consolidated with or into the Borrower or any other Credit Party; provided that if such transaction shall be between the Borrower and another Credit Party, the Borrower shall be the continuing or surviving corporation;

                 (b) any Credit Party other than Holdings may merge or consolidate with any other Person (other than another Credit Party) if such Credit Party shall be the continuing or surviving corporation; and

                 (c) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary.

         9.5 Sale or Lease of Assets. Unless the Net Cash Proceeds are forwarded to the Agent as set forth in Section 3.2(b)(iii), neither Holdings, the Borrower nor any of their Subsidiaries will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, leasehold interests, and securities but excluding (i) any inventory or other assets sold, leased or disposed of (or simultaneously replaced with like goods) in the ordinary course of business, (ii) obsolete, idle or worn-out assets no longer used or useful in its business, (iii) subject to Section 9.4 hereof, the sale, lease or transfer or other disposal by the Borrower or another Credit Party of any or all of its assets or the capital stock of any other Credit Party to the Borrower or another Credit Party, (iv) Receivables Transactions, if consideration paid by third parties does not exceed, in the aggregate, $50,000,000, and all proceeds from same are paid to the Lenders as set forth in Section 3.2(b)(iv) hereof,
(v) license agreements entered, as licensor, in the ordinary course of business for use of intellectual property or other intangible assets of any Credit Party, (vi) transfers constituting Permitted Investments, or (vii) other sales of assets not to exceed $1,000,000 during any fiscal year of the Borrower. [IVEX HAS ASKED FOR UNLIMITED SALES OF ASSETS FOR FOREIGN SUBSIDIARIES]

         9.6 Advances, Investments and Loans. Neither Holdings, the Borrower nor any of their Subsidiaries will make any investments except for Permitted Investments.

         9.7 Dividends. Neither Holdings, the Borrower nor any of their Subsidiaries will, directly or indirectly, (a) declare or pay any dividends (whether cash or otherwise) or make any other distribution upon any shares of its capital stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares other than a Permitted Investment; provided that (x) if no Default or Event of Default exists and is continuing, the Borrower may pay dividends to Holdings, (i) for administration expenses up to $250,000 per year,
(ii) to allow for the repurchase of stock or options of Holdings or the Borrower from employees as permitted under this Credit Agreement, (iii) to allow for the payment of taxes in accordance with that certain Tax Allocation Agreement dated as of December 17, 1992 among Ivex Packaging Corporation f/k/a Ivex Holdings Corporation and its Subsidiaries, (iv) subsequent to September 14, 2000, to pay interest on the Holdings Debentures, and (v) if the Redemption Conditions are satisfied, to redeem Holdings Debentures, (y) Subsidiaries of the Borrower may pay dividends to the Borrower or to another Credit Party that is a Subsidiary of the Borrower and (z) Holdings may redeem Holdings Debentures in accordance with the terms of this Credit Agreement.

         9.8     Transactions with Affiliates.  Except as set forth on Schedule
9.8 attached hereto,


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

neither Holdings, the Borrower nor any of their Subsidiaries will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable than would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         9.9 Ownership of the Borrower. Holdings will not sell, transfer or otherwise dispose of any shares of capital stock of the Borrower.

         9.10 Fiscal Year. Neither Holdings, the Borrower or any of their Subsidiaries will change its fiscal year without the prior written consent of the Required Lenders.

         9.11    Subordinated Debt.   Other than (i) the replacement of
Subordinated Notes in accordance with the terms of Section 9.1(e) hereof or
(ii) the redemption of Subordinated Debt from the net proceeds of an equity offering by Holdings, neither Holdings, the Borrower nor any of their Subsidiaries may, unless the Redemption Conditions are satisfied, (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt, or (d) make or offer to make any voluntary principal prepayments on Funded Debt other than the Loans. Furthermore, neither Holdings nor the Borrower will amend, modify or waive any of the terms and conditions of the Holdings Debentures or the Subordinated Notes, as applicable, in a manner that would adversely affect the Lenders, or their rights under the Credit Documents, without the prior written consent of the Required Lenders; provided that any amendment to the terms and conditions of the Subordinated Debt solely to allow for the redemption or other acquisition of Holdings Debentures in accordance with the terms hereof shall not be deemed to adversely affect the Lenders.

         9.12    Assets of Holdings.   Holdings may not hold any assets other
than (a) the stock of the Borrower, (b) such amounts allowed to be transferred to Holdings pursuant to Section 9.7 hereof and (c) net proceeds from an equity offering by Holdings for a period not to exceed 90 days. Holdings may not have any liabilities other than the liabilities under the Credit Documents, the Holdings Debentures and tax liabilities and other liabilities in the ordinary course of business.

         9.13 Sale Leasebacks. Except with the consent of the Required Lenders, none of the Credit Parties will, nor will it permit any of its Subsidiaries to, directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party or Subsidiary has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party or Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party or Subsidiary to any Person in connection with such lease.

         9.14 Negative Pledges. Except as set forth in the Credit Documents and on Schedule 9.2 attached hereto, a Credit Party will not, nor will it permit any of its Domestic Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.


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


         9.15 Limitation on Foreign Operations. The Credit Parties will not, nor will it permit any of its Subsidiaries to, allow the Foreign Subsidiaries to have assets which in the aggregate constitute more than 15% of Total Assets at any time.

                                   SECTION 10

                               EVENTS OF DEFAULT

         10.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                 (a)      Payment.  Any Credit Party shall:

                               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

                              (ii)         default, and such default shall
                 continue for three or more days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                 (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

                 (c)      Covenants.  Any Credit Party shall:

                               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 8.2, 8.4, 8.10, 8.12 or 9.1 through 9.15, inclusive; or

                              (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1 and such default shall continue unremedied for a period of five Business Days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent; or

                             (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or
                 (ii) of this Section 10.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

                 (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days


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         after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm the its obligations under the Credit Documents.

                 (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                 (f) Bankruptcy, etc. The occurrence of any of the following with respect to Holdings, the Borrower or any of their
         Subsidiaries: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Borrower or any of their Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any of Holdings, the Borrower or any of their Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against Holdings, the Borrower or any of their Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) Holdings, the Borrower or any of their Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) Holdings, the Borrower or any of their Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or is not generally paying its debts as they become due; or (v) Holdings, the Borrower or any of their Subsidiaries shall take any action in furtherance of any of the aforesaid purposes.

                 (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of Holdings, the Borrower or any of their Subsidiaries in a principal amount in excess of $1,000,000, including, without limitation, the Subordinated Debt (i) a Credit Party or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

                 (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of Holdings, the Borrower or any of their Subsidiaries involving



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

         a liability of $1,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable or (ii) 60 days.

                 (i) ERISA. Any of the following events or conditions which is the aggregate would have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Credit Party or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a Credit Party or any of its Subsidiaries or any ERISA Affiliate incurring liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which subjects Borrower or any of its Subsidiaries to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Credit Party or any of its Subsidiaries has agreed or is required to indemnify any person against any such liability; or

                 (j)      Ownership.  There shall occur a Change of Control; or

                 (k) Subordinated Debt. The holders of the Subordinated Notes or the holders of the Holdings Debentures assert in a legal proceeding (or any Governmental Authority with applicable jurisdiction determines) that the Lenders are not either (i) holders of Senior Indebtedness (as defined in the Subordinated Notes) or (ii) holders of Senior Obligations (as defined in the Holdings Debentures), as applicable.

         10.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                               (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                              (ii) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                             (iii)         Cash Collateral.  Direct the
                 Borrower to pay (and the


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

                 Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 10.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the applicable Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                              (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 10.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


                                   SECTION 11

                               AGENCY PROVISIONS

         11.1 Appointment. Each Lender hereby designates and appoints NationsBank, N.A. as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any other Credit Party.

         11.2 Delegation of Duties. The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         11.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with


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

any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders.

         11.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of the other Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 12.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 12.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Subsequent to an Event of Default, the Agent shall, if requested by a Lender, conduct a phase I environmental audit, and, where necessary, a phase II environmental audit on any parcel of real estate owned by a Credit Party prior to proceeding with foreclosing on any real property of a Credit Party or exercising voting rights or other remedies with respect to any Pledged Shares.


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


         11.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower which may come into the possession of nor the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         11.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Credit Documents.

         11.8 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not Agent hereunder. With respect to the Loans made and all Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in their individual capacity.

         11.9 Successor Agent. The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders,


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

and shall have accepted such appointment, within 30 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section
11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


                                   SECTION 12

                                 MISCELLANEOUS

         12.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 12.1, or at such other address as such party may specify by written notice to the other parties hereto.

         12.2 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 10.2 hereof, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower or any other Credit Party against obligations and liabilities of the Borrower or any other Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to
Section 12.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         12.3    Benefit of Agreement.

                 (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign and transfer any of its interests without prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 12.3. Notwithstanding the above, nothing herein shall



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         prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender.

                 (b) Assignments. Each Lender may, with the prior written consent of the Borrower, each Issuing Lender (subject to the limitations set forth below) and the Agent (provided that no consent shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed (it being understood that the Borrower may refuse to consent to an assignment to a potential competitor of the Borrower), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 12.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 (or the remaining amount of Commitments held by such Lender) above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective only upon satisfaction of the conditions set forth above, recordation of such assignment in the Register (as defined in (d) below) and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. The consent of an Issuing Lender hereunder shall only be required in connection with an assignment of all or a portion of the Revolving Committed Amount or the Stand Alone LOC Committed Amount, as applicable, and each Issuing Lender hereby agrees it will consent to any assignee that is a commercial bank that (A) is rated B/C or better by the Thompson Bankwatch and (B) has assets in excess of $1,000,000,000. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

                 (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating,
         (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations



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         shall be in a minimum aggregate amount of $2,000,000 of the
         Commitments and in integral multiples of $500,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under
         Section 4.6 and 12.2 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                 (d) Registration. The Agent, acting for this purpose solely on behalf of the Borrower, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower or any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         12.5 Payment of Expenses; Indemnification. The Credit Parties agree to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Lenders in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent, the fees and expenses of counsel in connection with collateral or foreign issues and the fees and expenses of counsel to the Issuing Lenders in connection with the amendments to the Existing Letters of Credit), and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any amendments, waivers or consents resulting from or related to any renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and of the Agent and the Lenders (during the existence of an Event of Default) in connection with any work-out situation or enforcement of the Credit Documents and the documents and instruments referred to therein and the protection of rights thereunder (including, without limitation, in connection with any such work-out, enforcement or protection, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders) and (ii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to (A) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified) (B) any Environmental Claim and (C) any claims for Taxes and Non-Excluded Taxes.

         12.6 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Lenders; provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender, (a) extend the scheduled maturities (including the final maturity) or any Principal Amortization Payments of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or (other than as contemplated pursuant to Section 9.1(f) hereof) increase the Commitments of the Lenders or any individual Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (b) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder, (c) release the Borrower or substantially all of the other Credit Parties from its obligations under the Credit Documents, (d) amend, modify or waive any provision of this Section or Section 3.6, 3.8, 3.9, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 6.2, 10.1(a), 12.2, 12.3 or 12.5 hereof, (e)
reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or (f) allow the assignment or transfer by the Borrower (or another Credit Party) of any of its rights and obligations under (or in respect
of) the Credit Documents except as permitted by Section 9.4 hereof. No amendment, change, waiver, discharge or termination shall, without the consent of Lenders holding in the aggregate at least 51% of the outstanding Tranche A Term Loans, extend the time for, or the amount or the manner of application of proceeds of, any mandatory prepayment required by Section 3.2(b)(ii), (iii) or
(iv). No provision of Section 11 may be amended without the consent of the Agent.

         12.7 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         12.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         12.9 Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender then it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Loan Documents shall apply to such Defaulting Lender.

         12.10 Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, and the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

         12.11 Governing Law; Venue.

                 (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
         Section 12.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                 (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         12.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.13 Time. All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         12.14 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         12.15 Binding Effect; Termination of Original Credit Agreement; Release of Foreign Subsidiary Guarantors and Collateral. This Credit Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section 6.1 have been satisfied and when it shall have been executed by each of the Credit Parties and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lender) and the Agent, together with their respective successors and assigns. The Credit Parties and the Lenders (including the Issuing Lender) party to the Original Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (a) the Original Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, (b) the Commitments under the Original Credit Agreement (as defined therein) automatically shall be terminated and the lenders party to the original Credit Agreement shall no longer have any obligations thereunder, (c) all of the promissory notes executed by the Borrower in connection with the Original
Credit Agreement automatically shall be canceled, and the Lenders agree to promptly return such notes to the Borrower, (d) Ivex Corporation, Kama Europe Limited, Ivex Holding, Ltd., M&R Plastics Inc., M&R Plastics Canada Inc. and 2528-5347 Quebec, Inc. automatically shall be released as Guarantors under the Original Credit Agreement, and (e) the Liens on the personal property and real estate owned by Ivex Corporation in Canada shall automatically be released.
The Lenders authorize the Agent to execute such releases as may be necessary to give effect to this Section 12.15.

         12.16 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.


                  [Remainder of page intentionally left blank]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                                       IPC, INC.
                                       a Delaware corporation


                                       By:____________________________
                                       Name:  Richard R. Cote
                                       Title:  Vice President and Treasurer

GUARANTORS:                        IVEX PACKAGING CORPORATION
                                   a Delaware corporation

                                   IVEX PAPER MILL CORPORATION
                                   a Delaware corporation

                                   IPMC HOLDING CORPORATION
                                   a Delaware corporation

                                   IPMC, INC.
                                   a Delaware corporation

                                   VALLEY EXPRESS LINES, INC.
                                   a Delaware corporation

                                   KAMA OF ILLINOIS CORPORATION
                                   a Delaware corporation

                                   PACKAGING PRODUCTS, INC.
                                   a Delaware corporation

                                   CFI INDUSTRIES, INC.
                                   a Delaware corporation

                                   CFI RECYCLING, INC.
                                   a Delaware corporation

                                   PLASTOFILM INDUSTRIES, INC.
                                   a Delaware corporation

                                   TRIO PRODUCTS, INC.
                                   a Delaware corporation


                                   By:____________________________
                                   Name:  Richard R. Cote
                                   Title:  Vice President and Treasurer
                                           of each of the above named Guarantors

LENDERS:                           NATIONSBANK, N.A.,
                                   individually in its capacity as a
                                   Lender and in its capacity as Agent

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   BANKERS TRUST COMPANY

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   GENERAL ELECTRIC CAPITAL COMME
FINANCE


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   SOCIETE GENERALE, SOUTHWEST AGENCY


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   BANQUE PARIBAS

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   ABN AMRO BANK N.A.

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   FIRST NATIONAL BANK OF BOSTON

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   FIRST BANK NATIONAL ASSOCIATION

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   IMPERIAL BANK

                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                   INCOME TRUST


                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________

                                   SENIOR DEBT PORTFOLIO
                                   By:  Boston Management and Research, as
                                        Investment Advisor



                                   By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________